SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 18, 2017

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2017, Varian Medical Systems, Inc. (the “Company”) filed a Current Report on Form 8-K announcing the election of José Baselga and Jean-Luc Butel as directors of the Company effective March 1, 2017. The prior report did not include the Committees of the Board of Directors that Dr. Baselga and Mr. Butel were named to because the Board had not determined on which committees of the Board the new directors would serve. This Form 8-K/A is being filed for the purpose of providing this information.

Effective May 20, 2017, Dr. Baselga was appointed to the Nominating and Corporate Governance Committee and Ethics and Compliance Committee; and Mr. Butel was appointed to the Audit Committee and the Compensation and Management Development Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: May 22, 2017

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